  As filed with the Securities and Exchange Commission on June 16, 2006

                                                Registration No. 33-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

____________________

PRESIDENTIAL LIFE CORPORATION

(Exact name of registrant as specified in charter)

Delaware

13-2652144

  (State of Incorporation) (I.R.S. Employer Identification No.)

Presidential Life Corporation

69 Lydecker Street

Nyack, NY 10960

(845) 358-2300

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)

2006 STOCK INCENTIVE PLAN

(Full title of the plan)

Copy To:

Samuel Goldfarb, Esq.

Aronauer, Goldfarb, Re & Yudell, LLP

444 Madison Avenue

New York, NY  10022

(212) 755-6000

____________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value	1,000,000	$23.53	$23,530,000.00	$2,517.71

<1>  This Registration Statement covers, in addition to the number of shares of Presidential Life Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.01 per share (the “Common Stock”), stated above, options and rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Presidential Life Corporation 2006 Stock Incentive (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

<2> Pursuant to Securities Act Rules 457(h) and 457(c), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low sales prices of the Common Stock on June 15, 2006, as quoted on the NASDAQ National Market System.

PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan information*

Item 2.   Registrant information and Employee Plan Annual Information*

*The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act.  Such documents are not required to be filed with the Securities and Exchange Commission (“SEC”) either as part of this registration statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act.  Those documents and the documents incorporated by reference in this registration statement, pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.  A copy of any of these documents will be furnished without charge upon written request, which should be sent to Presidential Life Corporation, 69 Lydecker St, Nyack, NY 10960, attention President.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

The following documents filed by Registrant with the Securities and

Exchange Commission (the "Commission") by Presidential Life Corporation are incorporated by reference in this registration statement:

(1)   Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(2)   All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2005; and

(3)   Registrant's proxy statement, dated April 18, 2006, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with its Annual Meeting of Stockholders held on May 17, 2006.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation, including Registrant, to indemnify its directors, officers, employees and agents under certain circumstances.  The Registrant’s Certificate of Incorporation (“Certificate”) provides that, to the fullest extent permitted under the Delaware General Corporate Law, as now or hereafter in effect, the Registrant shall indemnify all persons whom it may indemnify thereunder.  In addition, the Certificate, Bylaws and certain resolutions of the Board of Directors of Registrant provide that Registrant shall indemnify such persons to the fullest extent permitted by law.

Registrant maintains a directors' and officers' liability insurance policy insuring Registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring Registrant, under certain circumstances, in the event that indemnification payments are made by Registrant to such officers and directors.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits

See Index to Exhibits on page 7.

Item 9. Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Nyack, State of New York, on the 16th. day of June, 2006.

                            PRESIDENTIAL LIFE CORPORATION

                            (Registrant)

                            By:  /s/ Herbert Kurz

                                Herbert Kurz, President

INDEX TO EXHIBITS

Exhibit

Number

Description of Documents

4.1

Certificate of Incorporation of Presidential Life Corporation

4.2

By-Laws of Presidential Life Corporation

4.3

2006 Stock Incentive Plan

4.4

Rules relating to Stock Options and Stock Appreciation Rights under the 2006 Stock Incentive Plan

5.1

Opinion of Aronauer, Goldfarb, Re & Yudell, LLP with respect to the legality of the shares being registered

23.1

Consent of BDO Seidman, LLP, independent registered public accountants

23.2

Consent of Deloitte & Touche, LLP, independent registered public accountants

23.3

Consent of Aronauer, Goldfarb, Re & Yudell, LLP (included in their opinion in Exhibit 5 filed herewith).

24.1

Powers of Attorney

PRESIDENTIAL LIFE CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

2006 STOCK INCENTIVE PLAN

KNOW ALL MEN BY THESE PRESENTS:

For valuable consideration, receipt whereof is hereby acknowledged, PRESIDENTIAL LIFE CORPORATION, a Delaware corporation (hereinafter called the "Company"), hereby grants to whose address is

(hereinafter called the "Optionee"), an Incentive Stock Option as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to terms and conditions hereof, to purchase from the Company an aggregate of       shares of the common stock of the Company, $.01 par value per share (hereinafter called the "Option"), at a price of $     per share (hereinafter called the "Option Price").

The within option shall be exercisable in installments as follows prior to the close of business five (5) years from the date hereof (hereinafter referred to as the "Termination Date"):

Optionee may purchase from the Company on and after:

1 year from grant date, 25% of shares granted;

2 years from grant date, 25% of shares granted;

3 years from grant date, 25% of shares granted;

4 years from grant date, 25% of shares granted.

Unless the Optionee ceases to be employed by the Company, the right of the Optionee to purchase shares subject to any installment may be exercised in whole at any time or in part from time to time prior to the Termination Date.

The Option Price is acknowledged by the Company and the Optionee to be not less than 100% of the fair market value of the common stock of the Company, $.01 par value per share (hereinafter called the "Common Stock"), on the date hereof.

The Option may be exercised at any time or from time to time, in whole or in part, as to all shares, which have become purchasable hereunder.  For purposes of this Agreement,

“Affiliate” shall mean any entity that is a subsidiary corporation of the Company (within the meaning of Section 424 of the Code), and each other entity directly or indirectly controlling or controlled by or under common control with the Company.

Subject to the provisions of this Agreement, the Option shall be exercised by written notice to the Company stating the number of shares of Common Stock with respect to which it is being exercised and the desired time of the delivery thereof, which time shall be no less than fifteen (15) nor more than thirty (30) days after the giving of such notice, unless otherwise mutually agreed upon.  At the time specified in such notice, the Company shall, without transfer or issue tax or other incidental expense to the Optionee, deliver to the Optionee at the office of the transfer agent of the Company or such other place as may be mutually acceptable, a certificate or certificates for such shares out of theretofore unissued shares or reacquired shares of Common Stock, as the Company may elect, against payment of the Option Price for all of the shares being exercised in New York Clearing House funds by certified or bank cashier's check or the equivalent thereof acceptable to the Company.

Unless there is an effective registration statement covering the shares of Common Stock to be acquired by the Optionee upon exercise of the Option, Optionee warrants and represents to the Company that any such shares will be acquired by him for his own account for investment and not with a view to the distribution or resale of any such shares, and agrees that upon any such exercise he will reconfirm in writing to the Company such warranty and representation with respect to any shares then being purchased hereunder.  The obligation of the Company to issue and sell or transfer and sell shares of Common Stock hereunder is expressly conditioned upon such representation and warranty by Optionee.

Notwithstanding the foregoing, the Company may postpone the time of delivery of the certificates for shares of Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to comply with listing requirements of any securities exchange upon which the Common Stock may be listed, the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 or any Rules or Regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state laws relating to authorization, issuance or sale of securities.

If the Optionee fails to accept delivery of and pay the Option Price for all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the Option with respect to such undelivered shares may be terminated.  The Option can be exercised only with respect to full shares.

During the Optionee's lifetime, the Option shall be exercisable only by him, and neither it nor any right hereunder shall be transferable or shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than by or to the Company), except (i) by will or the laws of descent and distribution; or (ii) subject to the prior approval of the Committee, for transfers to members of the Optionee's immediate family, charitable institutions, trusts whose beneficiaries are members of the Optionee's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration) being received therefor.  In the event of any attempt by the Optionee to alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the Option or any right thereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

If, prior to the Termination Date, the Optionee shall cease to be employed by the Company or an Affiliate (otherwise than by reason of the death of the Optionee), the Option, and all rights hereunder to the extent that such rights shall not have been exercised, shall terminate on the earlier of:  (a) the date the Option expires in accordance with the terms hereof or the requirements of Section 422 of the Code or (b) the expiration of the following period:  (i) twelve (12) months, if employment ceased due to permanent and total disability; (ii) eighteen (18) months, if employment ceased at a time when the Optionee was eligible to elect immediate commencement of retirement benefits under a pension plan to which the Company has made contributions; (iii) eighteen (18) months if the Optionee died while employed by the Company; or (iv) three (3) months if employment ceased for any other reason, provided, however, that if his employment shall have been terminated for cause, the Option shall terminate immediately.

If the Optionee dies while he is employed by the Company or an Affiliate or within three (3) months after cessation of his employment (unless such termination was for cause), the Option may be exercised, to the extent exercisable on the date of his death, by a legatee or legatees of the Option under the Optionee's last will, or by Optionee's executors, personal representatives or distributees, at any time permissible under the terms of the previous paragraph.

If the Company shall declare a stock dividend or subdivide or combine its Common Stock, or any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Option, the Committee shall forthwith take any such action as in its judgment shall be necessary to preserve to the Optionee rights substantially proportionate to the Optionee's rights existing prior to such event.  It is expressly understood that to the extent that, in the judgment of the Committee, the application of the preceding sentence would prevent the Option from qualifying as an incentive stock option as that term is defined in Section 422 of the Code, such provision shall be of no force or effect.  It is further understood that no action shall be taken by the Committee under such sentence, which, in its judgment, would constitute modification, as that term is defined in Section 422 of the Code.  The judgment of the Committee with respect to any matter referred to in this paragraph shall be conclusive and binding upon the Optionee.

In the event the Optionee disposes of any shares of Common Stock acquired pursuant to the exercise of the Option within three (3) years from the date hereof or within six (6) months after the transfer of such shares to him upon his exercise of the Option (whether by sale, exchange, gift or otherwise), he will notify the Company in writing within thirty (30) days after such disposition.

The Optionee agrees that he will remain in the employ of the Company or an Affiliate for a period of at least one (1) year after the date hereof and will perform such duties and receive such compensation as the Board of Directors of the Company or the Committee shall reasonably determine from time to time; provided, however, that neither the granting of the Option nor the exercise thereof shall be construed as granting to the Optionee any right with respect to continuance of employment by the Company or an Affiliate.  The right of the Company or an Affiliate to terminate (whether by dismissal, discharge, retirement or otherwise) the Optionee's employment with it at any time, at will, or as otherwise provided by any agreement between the Company and the Optionee, is specifically reserved.  Neither the Optionee nor any person entitled to exercise his rights in the event of his death shall have any of the rights of a stockholder with respect to the shares subject to the Option, except to the extent that certificates for such shares shall have been issued upon the exercise of the Option as provided for herein.

The Option shall be wholly void and of no effect after the close of business on a date five (5) years from the date hereof, or, if such date is a Saturday, Sunday or legal holiday, after the close of business on the next ensuing business day.

For purposes of this Agreement, whenever necessary or appropriate, the neuter gender shall be deemed to include the masculine and the feminine, the masculine to include the feminine and the feminine to include the masculine.

IN WITNESS WHEREOF, PRESIDENTIAL LIFE CORPORATION, has caused this Agreement to be executed by its officers, thereunto duly authorized, as of the    day of      ,        .

                                 PRESIDENTIAL LIFE CORPORATION

                                 By:  /s/

ATTEST:

/s/

ACCEPTED:

/s/

Date:

ARONAUER, GOLDFARB, RE & YUDELL, LLP

ATTORNEYS AT LAW

444 MADISON AVENUE

NEW YORK, N.Y.  10022

(212) 755-6000

Fax (212) 755-6006

June 16, 2006

Presidential Life Corporation

69 Lydecker Street

Nyack, New York 10960

Gentlemen:

We have acted as counsel to Presidential Life Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the offering (the "Offering") by the Company of 1,000,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), issuable to selected employees, directors and independent contractors of the Company pursuant to the Company's 2006 Stock Incentive Plan (the "Plan").

As such counsel, we have examined copies of the Amended and Restated

Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, the Prospectus which forms a part of the Registration Statement, and originals or copies of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law as we have deemed necessary to form the basis for the opinion hereinafter expressed.  In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.  As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that: a) the Company is duly organized and validly existing as a corporation under the laws of the State of Delaware; and b) the shares of Common Stock to which the Registration Statement relates, when and if issued as contemplated under the Plan, will be legally issued, fully paid and non-assessable.

Our opinion is based solely on and limited to the federal laws of the United States of America and the law of Delaware.  We express no opinion as to the law of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                       Sincerely,

                                       Aronauer, Goldfarb, Re & Yudell, LLP

                                       By: /s/ Samuel Goldfarb

                                           Samuel Goldfarb

                                           A member of the firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-_______) of our report dated March 15, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Presidential Life Corporation as of December 31, 2005 appearing in Presidential Life Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP

New York, New York

June 16, 2006

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2005, relating to the financial statements and financial statement schedules of Presidential Life Corporation as of December 31, 2004 and for the years ended December 31, 2004 and 2003, appearing in the Annual Report on Form 10-K of Presidential Life Corporation for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP
New York, New York
June 7, 2006

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints HERBERT KURZ and CHARLES J. SNYDER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, amendments or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of shares of common stock, $.01 par value, of the Registrant issuable pursuant to the Registrant's 2006 Stock Incentive Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Herbert Kurz

President, Chief Executive Officer and

Herbert Kurz

Chairman of the Board of Directors

(Principal Executive Officer)

/s/ Charles J. Snyder

Treasurer and Chief Financial Officer

Charles J. Snyder

(Principal Financial Officer)

/s/ Donald L. Barnes

Donald L. Barnes

Director

/s/ Richard Giesser

Richard Giesser

Director

/s/ Jeffrey Keil

Jeffrey Keil

Director

/s/ W. Frederick Pape, Jr.

W. Frederick Pape, Jr.

Director

/s/ Lawrence Read

Lawrence Read

Director

/s/ Lawrence Rivkin

Director

Lawrence Rivkin

PRESIDENTIAL LIFE CORPORATION

2006 STOCK INCENTIVE PLAN

This document constitutes part of a prospectus (the "Prospectus") relating to shares of common stock of Presidential Life Corporation (the "Presidential") to be offered pursuant to awards and the exercise of certain rights thereunder granted or to be granted under the 2006 Stock Incentive Plan of Presidential (the Plan").  The Plan was adopted by the Board of Directors of Presidential (the "Board of Directors") on February 15, 2006 and approved by the shareholders of Presidential at the Annual Meeting on May 17, 2006.  The Plan is described herein.  It does not purport to be complete and is subject in all respects to the provisions of the Plan.

Purposes.

The purpose of the 2006 Stock Incentive Plan (the “Plan”) is to (i) provide long-term incentives and rewards to employees, directors and independent contractors of Presidential Life Corporation (“Presidential”) and its subsidiaries; (ii) assist Presidential in attracting and retaining employees, directors and independent contractors with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such persons with those of Presidential's shareholders.

Effective Date.

The Plan is effective as of the date it is adopted by the Board of Directors of Presidential, and approved by the holders of at least a majority of the outstanding shares of Presidential common stock present, or represented, and entitled to vote at the 2006 Annual Meeting of Shareholders.  Awards may be made under the Plan on and after its effective date subject to shareholder approval of the Plan as provided above. In the event such approval of the shareholders is not obtained, all awards granted under the Plan shall be null and void.

Administration of the Plan.

The Plan shall be administered by the Compensation Committee of the Board of Directors of Presidential, or such other committee of the Board as may be directed by the Board, in conjunction with the Audit and Benefits Committee of the Board of Directors of Presidential’s subsidiary, Presidential Life Insurance Company (hereinafter collectively referred to as the “Committee”), and the Committee shall be so constituted as to permit the Plan to comply with the “outside director” requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Members of the Committee shall serve at the pleasure of the Board of Directors of Presidential or Presidential Life Insurance Company, as the case may be.

The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include, but not be limited to, the exclusive authority (within the limitations described herein) to:  (i) select the persons to be granted awards under the Plan; (ii) determine the type, size and terms of awards to be made to each person selected; (iii) determine the time when awards will be granted, when they will vest, when they may be exercised and when they will be paid;

(iv) amend awards previously granted; and (v) establish objectives and conditions, if any, for earning awards and whether awards will be paid after the end of the award period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same.  The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Presidential, shareholders, any participants in the Plan and any other employee, director or independent contractor of Presidential and its Affiliates.

Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors.  If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors.  The members of the Committee will be appointed at the next meeting of the Board of Directors.  Any inquiry regarding the Plan should be addressed to the Company, 69 Lydecker Street, Nyack, NY

10960, Attention:  Charles J. Snyder, Chief Financial Officer; telephone number (845) 358-2300.

All employees, directors and independent contractors of Presidential and its Affiliates (as defined below) shall be eligible to participate in the Plan (such employees, directors and independent contractors are hereinafter collectively referred to as “Eligible Participants”).  The Committee, in its sole discretion, shall from time to time designate from among the Eligible Participants those individuals who are to receive awards under and thereby become participants in the Plan. For purposes of the Plan, “Affiliate” shall mean any entity that is a subsidiary corporation of Presidential (within the meaning of Section 424 of the Code), and each other entity directly or indirectly controlling or controlled by or under common control with Presidential.  For purposes of this definition, “control” means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meaning correlative to the foregoing.

Awards.

(a)

Types.  Awards under the Plan shall be made with reference to shares of Presidential common stock and may include, but need not be limited to, stock options (including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Committee determines to be consistent with the objectives and limitations of the Plan.  The Committee may provide for the issuance of shares of Presidential common stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered.  In the event of an award under which shares of Presidential common stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall be equal to or greater than the amount (such as the par value of such shares) required to be received by Presidential in order to assure compliance with applicable state and federal laws.  The Committee may make any other type of award, which it shall determine is consistent with the objectives and limitations of the Plan.

(b)

Performance Goals.   The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of Presidential and/or its Affiliates as it may select.

(c)

Rules and Policies.   The Committee may adopt from time to time written rules and policies implementing the Plan. Such rules and policies may include, but need not be limited to, the type, size and term of awards to be made to participants and the conditions for the exercise or payment of such awards. Rules relating to stock options and free-standing and tandem stock appreciation rights (as distinguished from all other awards, including, without limitation, warrants), have been approved by the Committee and Presidential’s shareholders.  The rules may be amended by the Committee in accordance with the provisions and subject to the limitations set forth in the Plan.  The Committee shall determine, in its sole discretion, the extent to which rules and policies that it may adopt in the future shall be subject to the approval of the Presidential shareholders and/or limitations on the Committee's authority to amend such rules or policies.

(d)

 Maximum Awards.  An Eligible Participant may be granted multiple awards under the Plan.  With respect to awards of stock, restricted stock, phantom stock, performance shares or other forms of award conveying a similar economic benefit (but excluding options, warrants and stock appreciation rights), the maximum number of shares of Presidential common stock that may be awarded during any period of five consecutive years to any one individual shall be 100,000.

Shares of Stock Subject to the Plan.

The shares that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of 1,000,000 shares of Presidential common stock, subject to any adjustments.  Any shares subject to an award, which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan.

Payment of Awards.

The Committee shall determine the extent to which awards shall be payable in cash, shares of Presidential common stock or any combination thereof.  The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Presidential common stock or a combination thereof, shall be deferred.  Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

Vesting.

The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Presidential common stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

Dilution and Other Adjustment.

In the event of any change in the outstanding shares of Presidential common stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the number, kind or character of shares that may be subject to existing or future awards under the Plan (including by substitution of shares of another corporation including, without limitation, any successor to Presidential), adjustments in the exercise, purchase or base price of an outstanding award and any adjustments in the maximum numbers of shares referred to in the Plan.  All such adjustments shall be conclusive and binding for all purposes of the Plan.

Tax Consequences.

The following outlines, generally, the federal income tax consequences of participation in the Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the Internal Revenue Code.

Non-Statutory Options.  A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof.  At the time the recipient exercises a non-statutory option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date the option is exercised over the price paid for Common Stock.

Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-statutory option generally will result in a short- or long- term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-statutory option was exercised.

Incentive Stock Options.  A recipient who exercises an incentive stock option will not be taxed at the time he or she receives the option or when he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells Common Stock purchased pursuant to the option.  The recipient will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock.  If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and Presidential will not get a corresponding deduction.  If the recipient sells the stock at a gain prior to that time, the difference between the amount the recipient paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and Presidential will be entitled to a corresponding deduction.  Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

Restricted Stock.  A recipient will not be taxed upon the grant of restricted stock award so long as the award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code.  However, when the shares of Common Stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the restricted stock, less any amount paid for such stock, and Presidential will then be entitled to a corresponding deduction.  However, if a recipient so elects at the time of receipt of a restricted stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and Presidential also will be entitled to a corresponding deduction at that time.

Performance Shares.  A recipient will not recognize income upon the grant of a performance shares.  Generally, at the time a recipient receives payment under a performance share, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of Common Stock received, and Presidential will then be entitled to a corresponding deduction.

Tax Withholding.  The delivery of shares or payment of any amount under any Stock Incentive may be subject to withholding of federal, state, or local taxes by Presidential.  Such withholding obligation may be satisfied by the recipient by tendering a cash payment, authorizing Presidential to withhold shares otherwise issuable to the recipient, or the delivery to Presidential of previously owned and unencumbered shares.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Rights as Shareholder.

A participant under the Plan shall have no rights as a holder of Presidential common stock with respect to awards hereunder unless and until certificates for shares of such stock are issued to the participant.

Assignment or Transfer.

No award under this Plan shall be transferable by the participant or shall be subject to any manner of alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than by or to Presidential), except:  (i) by will or the laws of the descent and distribution (with all references herein to the rights or duties of holders or participants to be deemed to include such beneficiaries or legal representatives of the holder or participant unless the context otherwise expressly requires); (ii) subject to the prior approval of the Committee, for transfers to members of the participant's immediate family, charitable institutions, trusts whose beneficiaries are members of the participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration) being received therefor. Except as provided above and in the Rules, during the lifetime of a participant, awards hereunder are exercisable only by, and payable only to, the participant.

Agreements.

All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

Compliance with Legal Regulations.

During the term of the Plan and the term of any awards granted under the Plan, Presidential will at all times reserve and keep available such number of shares as may be issuable under the Plan, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority required in the opinion of counsel for Presidential in order to grant shares of Presidential common stock, or options to purchase such stock or other awards hereunder, and transfer, issue or sell such number of shares of common stock as shall be sufficient to satisfy the requirements of any options or other awards.  If, in the opinion of counsel for Presidential, the transfer, issue or sale of any shares of its stock under the Plan shall not be lawful for any reason, including the inability of Presidential to obtain authority from any regulatory body deemed by such counsel to be necessary to such transfer, issuance or sale, Presidential shall not be obligated to transfer, issue or sell any such shares.  In any event, Presidential shall not be obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), is in effect at the time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act and any other applicable securities laws, or Presidential receives evidence satisfactory to the Committee that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act.  Presidential's obligation to issue shares upon the exercise of any award granted under the Plan shall be subject to Presidential being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof if, at the time of such exercise, a resale of such shares would otherwise violate the Securities Act in the absence of an effective registration statement relating to such shares.

No employee, independent contractor or other person shall have any right to be granted an award under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee or independent contractor any right to be retained in the employ of or engaged by Presidential or any of its Affiliates or shall interfere with or restrict in any way the rights of Presidential or any of its Affiliates, which are hereby reserved, to discharge such person at any time for any reason whatsoever, with or without good cause.

Costs and Expenses.

The costs and expenses of administering the Plan shall be borne by Presidential and not charged to any award nor to any person receiving an award.

Funding of Plan.

The Plan shall be unfunded. Presidential shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

Amendments and Termination.

Amendments.

The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

Unless the holders of at least a majority of the outstanding shares of Presidential common stock present, or represented, and entitled to vote at a meeting of shareholders shall have first approved thereof, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares offered by the Plan or the maximum awards that may be granted pursuant to the Plan to any one individual or (ii) extend the maximum period during which awards may be granted under the Plan.  For purposes of this section, any cancellation and reissuance or repricing of any awards made under the Plan at a new option price shall not constitute an amendment of this Plan.

With consent of the participant adversely affected, the Committee may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

Termination.

Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after June 1, 2016.

Governing Law.

The validity and construction of the Plan and any agreements entered into hereunder shall be governed by the laws of the State of Delaware.

THE PRESIDENTIAL LIFE CORPORATION

2006 STOCK INCENTIVE PLAN

RULES RELATING TO STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Pursuant to section 3 of the Plan and authority granted by the Board of Directors on February 15, 2006, and a majority of the outstanding shares of Presidential common stock present, or represented, and entitled to vote at the 2006 Annual Meeting of Stockholders, the Committee herein sets forth the rules under which stock options and stock appreciation rights may be granted to employees, directors and independent contractors of Presidential under the Plan (the “Rules”).  All such grants are subject to the terms and provisions of the Plan.  Defined terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

1.

Award of Options.

Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, award to participants in the Plan stock options to purchase shares of common stock of Presidential.  In connection therewith, the Committee shall have full and final authority, inter alia, in its discretion, subject to the provisions of the Plan, (a) to determine the participants to whom options are to be awarded, (b) in the case of each option awarded, to determine whether the same shall be an incentive stock option pursuant to Section 422 of the Code (an “incentive stock option”), or an option which does not qualify under such Section 422 (a “non-qualified option”), (c) to determine the number of shares subject to each option, (d) to determine the time or times at which options will be awarded, (e) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in section 2 hereof, (f) to determine the time or times when each option becomes exercisable and to determine the duration of the exercise period, and (g) to prescribe the form or forms of the instruments evidencing any options awarded under the Plan and the manner in which, and the form of consideration for which, the option price should be paid.

2.

Option Price.

The option price shall be determined by the Committee at the time any option is awarded and shall not be less than 100% of the fair market value of the common stock of Presidential on the date on which the option is granted or the Stock Option Agreement (as described in section 9 hereof) is amended pursuant to section 10 hereof.  Subject to certain limitations that may be imposed by the Committee to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act or any other applicable rule, regulation or guideline, the option price shall be paid in cash or by the surrender, at the fair market value on the date on which the option is exercised, of shares of common stock of Presidential, or by any combination of cash and such shares.  The purchase price for shares being purchased upon exercise of non-qualified options may also be paid in any other manner approved by the Committee, including, without limitation, by delivery to Presidential of (a) a cash amount which shall not be less than the par value of the common stock of Presidential multiplied by the number of shares being purchased and (b) a binding, joint and several obligation of the participant and a financial institution or broker approved by the Committee, to pay the balance of the purchase price upon such terms and conditions as may be specified from time to time by the Committee.  The “fair market value” of a share of Presidential common stock shall be the average of the highest and lowest of the NASDAQ Stock Market System at which the stock shall have been sold regular way on the date as of which fair market value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred.

3.

Duration and Period for Exercise of Options.

Subject to earlier termination as provided in section 4 hereof, an option granted under the Plan shall expire ten (10) years after the date the option is granted, unless otherwise provided by the Committee.  The Committee shall specify at the time each option is granted, and shall state in the Stock Option Agreement, the time or times at which, and in what proportions, that option may be exercised prior to its expiration or earlier termination.  Except as otherwise provided (a) by the Committee in the Stock Option Agreement or any amendment thereto or (b) in section 4 hereof: (i) no option may be exercised during the first year from the date it is granted; (ii) after one year from the date an option is granted, it may be exercised as to not more than 25% of the shares covered by the original option grant; and (iii) after the expiration of each of the second, third and fourth years from the date the option is granted, it may be exercised as to no more than an additional 25% of such shares plus any shares as to which the option might theretofore have been exercised but shall not have been exercised; provided that the participant is employed with Presidential on each such vesting date or on a date no more than three (3) months prior to such vesting date.  The Committee shall also determine at the time each option is granted, and shall state in the Stock Option Agreement, whether that option is to be treated as an incentive stock option.

4.

Conditions to Exercise of Options.

Except as provided in section 3 and this section 4 or as otherwise may be provided by the Committee, no option may be exercised at any time unless the participant is then an Eligible Participant, as defined in the Plan.

The option of any Eligible Participant whose employment or engagement by Presidential or an Affiliate is terminated for any reason, shall terminate on the earlier of (a) the date that the option expires in accordance with its terms (including any terms required under Section 422 of the Code if the option is an incentive stock option) or (b) the expiration of such period after termination of employment or engagement as the Committee shall specify in the Stock Option Agreement, provided that such period shall not be less than: (i) twelve (12) months if employment or engagement ceased due to permanent and total disability, (ii) eighteen (18) months if employment or engagement ceased at a time when the optionee is eligible to elect immediate commencement of retirement benefits under a pension plan to which Presidential had made contributions, (iii) eighteen (18) months if the participant died while employed by Presidential, or (iv) three (3) months if employment or engagement ceased for any other reason, except termination for cause (as described below).  During such period as described above, except as otherwise specified in the Stock Option Agreement or in the event employment or engagement was terminated by the death of the Eligible Participant, the option may be exercised by such participant in respect of the same number of shares, in the same manner, and to the same extent as if he had continued as an employee or independent contractor during the first three months of such period; but no additional rights shall vest after such three months.  Notwithstanding the preceding two sentences and the second to last sentence of section 3 hereof, in the event of termination of employment or engagement or discharge of an Eligible Participant for cause, as determined by the Committee in its sole discretion, the basis for which may, but need not be, specified in the Stock Option Agreement, then, subject to the terms of the Stock Option Agreement, any option or options held by such participant under the Plan not theretofore exercised shall terminate immediately upon such termination or discharge and may not be exercised thereafter.  The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of employment or engagement.

Except as otherwise provided by the Committee, the option of any Eligible Participant who died while employed or engaged by Presidential or an Affiliate may be exercised by a legatee or legatees of that option under the participant’s last will, or by such participant’s executors, personal representatives or distributees, in respect of all or any part of the total number of shares under option to such participant under the Plan at the time of such participant’s death (whether or not, at the time of death, the deceased participant would have been entitled, pursuant to the provisions of section 3 hereof, to exercise such option to the extent of all or any of the shares covered thereby).  However, in the event of the death of the participant after the date of termination of employment or engagement with Presidential or an Affiliate, then such deceased participant’s option shall expire in accordance with its terms, the same as if such participant had not died.  Except as otherwise provided by the Committee, prior to its expiration, the option of a participant who died after he severed employment or engagement with Presidential or an Affiliate may be exercised by a legatee or legatees of that option under the participant’s last will, or by such participant’s executors, personal representatives, or distributees in respect to the same number of shares, in the same manner and to the same extent as if such participant were then living.  The Committee may accelerate vesting and exercisability or waive exercisability or vesting conditions in such other circumstances as it deems appropriate.

For purposes hereof, the Committee shall have the sole power to make all determinations regarding the termination of any Eligible Participant’s employment or engagement, including, but not limited to, the effective time thereof for the purposes of this Plan, the cause(s) therefor and the consequences thereof.  Unless otherwise provided by the Committee, if an entity ceases to be an Affiliate of Presidential or otherwise ceases to be qualified under the Plan, or if all or substantially all of the assets of an Affiliate are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the employment of each employee and engagement of each independent contractor of that entity.

5.

Method of Exercising Options.

Any option granted under the Plan may be exercised by the eligible participant, by a legatee or legatees of such option under such participant’s last will, or by such participant’s executors, personal representatives, distributees or such other persons as may be approved by the

Committee, by delivering to Presidential at its main office (attention of its Secretary) written notice of the number of shares with respect to which the option is being exercised accompanied by full payment to Presidential of the purchase price of the shares being purchased in accordance with section 2 hereof.

6.

Incentive Stock Options.

(a)  Award of ISOs.  Incentive stock options may be granted only to those persons who are employees of Presidential or an Affiliate.  Notwithstanding the foregoing, an incentive stock option shall not be granted to any such person if immediately after such grant he is the owner, or would be deemed in accordance with Section 424 of the Code to be the owner, of more than 10% of the total combined voting power or value of all classes of stock of Presidential.

 (b)  Annual Limits.  No incentive stock option shall be granted to an Eligible Participant if as a result of such grant the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan by such participant, and any other stock option plans of Presidential by such participant, would exceed $100,000, determined in accordance with Section 422 of the Code.  This limitation shall be applied by taking options into account in the order in which granted.

(c)  Terms and Conditions; Non-transferability.  Any incentive stock option granted under the Plan shall contain such terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee.  Such terms, together with the terms of this Plan, shall be intended and interpreted to cause such incentive stock option to qualify as an “incentive stock option” under Section 422 of the Code.  Such terms shall include a term of exercise of the option, which is not greater than ten (10) years from the date of grant, and additional limitations on the period of exercise of the option following termination of employment.  An incentive stock option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of a participant, only by such participant.

(d)  Disqualifying Dispositions.  If shares of Presidential common stock acquired by exercise of an incentive stock option are disposed of within two (2) years following the date of grant or one (1) year following the transfer of such shares to the Eligible Participant upon exercise, the participant shall be required, within 30 days after such disposition, to notify Presidential in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.

Grant and Exercise of Stock Appreciation Rights (“SARs”).

(a)  Award of SARs.  The Committee may grant SARs to such optionees as the Committee may select from time to time, either on a free-standing basis (without regard to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option).  SARs granted on a free-standing basis may be awarded by the Committee for a number of shares, at a base price, upon terms for vesting and exercise and upon such other terms and conditions as are consistent with such comparable terms applicable to the grant of stock options under the Plan (including terms described in the Rules), except to the extent specifically provided herein with respect to SARs.  SARs granted on a tandem basis in connection with any stock option granted under the Plan (either at the time such option is granted or thereafter at any time prior to the exercise, termination or expiration of such option) shall be subject to the same terms and conditions as the related stock option and shall be exercisable only to the extent such option is exercisable.  Upon exercise of a tandem SAR and surrender of a related stock option, the number of shares to be charged against the number of shares referred to in section 5 of the Plan shall be the number of shares subject to the surrendered stock options, and the number of shares shall be reduced accordingly.  Upon exercise of a free-standing SAR, the number of shares to be charged against the number of shares referred to in section 5 of the Plan shall be the number of shares subject to the free-standing SARs so exercised, and the number of shares shall be reduced accordingly.

(b)  Amount of Payment Upon Exercise of SARs.  An SAR shall entitle the recipient thereof to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of Presidential common stock over (B) the base price per share, times (ii) the number of shares called for by the SAR, or portion thereof, which is exercised.  In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the recipient from time to time determines to surrender for this purpose).

(c)  Form of Payment Upon Exercise of SARs.  The Committee shall, in its sole discretion, determine whether the payment upon exercise of an SAR shall be made in the form of all cash, all shares, or any combination thereof.  The Committee may impose such restrictions on the forms of payment upon exercise of an SAR, as it may deem necessary or appropriate to comply with the requirements for exemption under Rule 16b-3 of the Exchange Act.  If upon settlement of the exercise of an SAR, a participant is to receive a portion of such payment in shares of Presidential common stock, the number of shares shall be determined by dividing such portion by the fair market value of a share of Presidential common stock on the exercise date.  No fractional shares shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

With respect to tandem SARs granted in connection with previously granted stock options, the Committee shall provide that such SARs shall not be exercisable until the recipient completes six (6) months (or such longer period as the Committee shall determine) of service with Presidential or an Affiliate immediately following the date of the SAR grant, except in the case of the death or disability of the recipient.

8.

Transferability of Options and SARs.

The Committee may provide, in any agreement evidencing the award of a stock option or SAR, or any amendment thereto, the extent to which a stock option or SAR granted under the Plan shall be transferable by the Eligible Participant during his lifetime or upon his death.  The terms and conditions of any such transferability shall be established by the Committee in accordance with the requirements of section 9(b) of the Plan.  Incentive stock options shall not be transferable except as provided in section 6 hereof.

9.

Stock Option and SAR Agreements.

Each option or SAR awarded under the Plan shall be evidenced by a Stock Option Agreement or SAR Agreement (which need not be identical with other Stock Option or SAR Agreements) executed on behalf of Presidential by a member of the Committee or by an officer designated by the Committee and by the optionee which shall set forth the terms and conditions of the option and SAR, if any (including, in the case of incentive stock options, such terms as shall be requisite in the judgment of the Committee pursuant to Section 422 of the Code), either expressly or by reference to the Plan and which may contain other provisions provided they are neither inconsistent with nor prohibited by the Plan.  No modification of any Stock Option or SAR Agreement shall be effective unless explicitly set forth in a written instrument executed on behalf of Presidential by a member of the Committee or by an officer designated by the Committee and, if adverse to the optionee, by the optionee.  Except as provided in the immediately preceding sentence, no statement, undertaking or representation purporting to confer or affect any rights under the Plan, whether oral or written, made by any director, officer or employee of Presidential shall modify the terms of any Stock Option or SAR Agreement or constitute a grant of additional options or rights under the Plan.

10.

Grant of Options in Substitution for Previously Granted Options; Repricing of Previously Granted Options.

(a)  Substitution of Options.  Options may be granted in the discretion of the Committee in substitution for options previously granted pursuant to the Plan or any other stock option, stock incentive or incentive compensation plan of Presidential, provided that any option so granted shall be exercisable at a new price which is not less than 100% of the fair market value of the common stock of Presidential on the date on which the replacement options are granted.  The Stock Option Agreement evidencing the replacement options may, in the discretion of the Committee, contain the same terms and conditions, including, without limitation, the same vesting schedule as the agreement evidencing the original award.

(b)  Repricing of Options.  The Committee may, in its discretion, amend the terms of any Stock Option Agreement, with the consent of the affected participant, to provide that the option price of the shares remaining subject to the original award shall be reestablished at a price not less than 100% of the fair market value of the common stock of Presidential on the effective date of the amendment.  No modification of any other term or provision of any Stock Option Agreement which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Stock Option Agreement as are not inconsistent with or prohibited by the Plan.